UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE CENTRAL EUROPE, RUSSIA AND
TURKEY FUND, INC.
THE EUROPEAN EQUITY FUND, INC.
THE NEW GERMANY FUND, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Supplement dated June 22, 2015 to Proxy Statement dated May 26, 2015 of The Central Europe, Russia and Turkey Fund, Inc., The European Equity Fund, Inc., and The New Germany Fund, Inc. relating to Joint Annual Meeting of Stockholders on June 26, 2015

The information concerning Board and Committee meeting attendance by Directors at page 15 is supplemented by adding the following to the second full paragraph.

“During each Fund’s past fiscal year, all Directors attended at least 75% of the aggregate number of meetings of the Board and of the respective Committees on which they served, except that Mr. Burt attended 63.6% of the aggregate number of meetings of the Board and of Committees on which he served for CEE and 72.7% of the aggregate number of meetings of the Board and Committees on which he served for GF.